 AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON OCTOBER 30, 1995
                                                      REGISTRATION NO. 33-60591

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                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                ---------------

                                POST-EFFECTIVE

                             AMENDMENT NO. 2
                                      ON
                                   FORM S-3
                                      TO
                           REGISTRATION STATEMENT ON
                                   FORM S-4
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                                ---------------

                         SIERRA HEALTH SERVICES, INC.
            (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                                ---------------

       NEVADA                       6324                      88-0200415
  (STATE OR OTHER       (PRIMARY STANDARD INDUSTRIAL       (I.R.S. EMPLOYER
  JURISDICTION OF       CLASSIFICATION CODE NUMBER)      IDENTIFICATION NUMBER)
  INCORPORATION OR
   ORGANIZATION)
                             2724 NORTH TENAYA WAY
                            LAS VEGAS, NEVADA 89128
                                (702) 242-7000
  (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                   REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                                ---------------

                            ANTHONY M. MARLON, M.D.
                            CHIEF EXECUTIVE OFFICER
                         SIERRA HEALTH SERVICES, INC.
                             2724 NORTH TENAYA WAY
                            LAS VEGAS, NEVADA 89128
                                (702) 242-7000
  (NAME AND ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA
                          CODE, OF AGENT FOR SERVICE)

                                ---------------

                                  COPIES TO:
     STEPHEN P. FARRELL, ESQ.                    RICHARD A. STRONG, ESQ.
   MORGAN, LEWIS & BOCKIUS LLP                   GIBSON, DUNN & CRUTCHER
         101 PARK AVENUE                          333 SOUTH GRAND AVENUE
    NEW YORK, NEW YORK 10178                   LOS ANGELES, CALIFORNIA 90071
         (212) 309-6000                               (213) 229-7000


                                ---------------

       APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
     AS SOON AS PRACTICABLE AFTER THE EFFECTIVE DATE OF THIS REGISTRATION
                                  STATEMENT.

                                ---------------

  If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [_]

  If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

  If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

  If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

  If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]

  THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH
SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.
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

PROSPECTUS

                                961,132 SHARES

                         SIERRA HEALTH SERVICES, INC.

                                 COMMON STOCK

  In connection with the proposed merger (the "Merger") of Health Acquisition Corp. ("Sierra Sub"), a wholly-owned subsidiary of Sierra Health Services, Inc. ("Sierra"), with and into CII Financial, Inc. ("CII"), pursuant to the Agreement and Plan of Merger, dated as of June 12, 1995, among Sierra, Sierra Sub and CII (the "Merger Agreement"), CII's 7 1/2% Convertible Subordinated Debentures due 2001 (the "CII Debentures") will become convertible into Sierra's Common Stock, par value $0.005 per share (the "Sierra Common Stock"), upon the effectiveness of the Merger. CII currently has outstanding $56,800,000 in aggregate principal amount of the CII Debentures. The CII Debentures will remain outstanding after the Merger. Sierra will enter into a supplemental indenture providing that the CII Debentures will be convertible into shares of Sierra Common Stock at a current conversion price of $59.097 per share, subject to further adjustment. Sierra will not otherwise assume CII's obligations under the CII Debentures and will not guarantee payment of principal, interest or any premium thereon. As of September 11, there were 49 holders of record of the CII Debentures. The CII Debentures are convertible at the office of Chemical Trust Company of California (the "Trustee") maintained for such purpose in Los Angeles, California or New York, New York. This Prospectus relates to the shares (the "Shares") of Sierra Common Stock issuable upon conversion of the CII Debentures after the Merger. Sierra and CII have furnished to their respective shareholders a Joint Proxy Statement/Prospectus dated September 19, 1995 in connection with the solicitation of proxies by the respective Boards of Directors for their special meetings of shareholders to approve the Merger. Additionally, CII has provided copies of the Joint Proxy Statement/Prospectus to the holders of the CII Debentures for information purposes.

  The Sierra Common Stock is listed on the New York Stock Exchange (Symbol:
"SIE"). On October 4, 1995, the last sale price of the Sierra Common Stock as reported on the New York Stock Exchange Composite Tape was $24.875 per share.

                               ----------------

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

              THE DATE OF THIS PROSPECTUS IS             , 1995.

  NO PERSON IS AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY SIERRA OR ANY UNDERWRITER, AGENT OR DEALER. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY SECURITIES OTHER THAN THE SECURITIES IN RESPECT OF WHICH THIS PROSPECTUS IS DELIVERED OR AN OFFER OF ANY SECURITIES IN ANY JURISDICTION TO ANY PERSON WHERE SUCH AN OFFER WOULD BE UNLAWFUL. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALES MADE HEREUNDER OR THEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF SIERRA SINCE THEIR RESPECTIVE DATES.

                             AVAILABLE INFORMATION

  Sierra is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files periodic reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information concerning Sierra may be inspected and copied at the Commission's Public Reference Section, Room 1024, 450 Fifth Street, N.W., Judiciary Plaza, Washington, D.C. 20549, where copies may be obtained at prescribed rates, as well as at the following regional offices: Northeast Regional Office, 7 World Trade Center, Suite 1300, New York, New York 10048; and Midwest Regional Office, Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511. Sierra Common Stock is listed on the New York Stock Exchange. Copies of reports, proxy statements and other information concerning Sierra may also be inspected at the office of such Exchange, 20 Broad Street, New York, New York 10005.

  Sierra has filed a Registration Statement on Form S-3 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), with the Commission with respect to the securities offered hereby. As permitted by the rules and regulations of the Commission, this Prospectus omits certain information contained in the Registration Statement and reference is hereby made to the Registration Statement for further information with respect to Sierra and the Sierra Common Stock.

               INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

  The following documents filed with the Commission by Sierra are incorporated in this Prospectus by reference:

  1. Annual Report on Form 10-K for the fiscal year ended December 31, 1994 filed pursuant to Section 13(a) or 15(d) of the Exchange Act, as amended on Form 10-K/A filed with the Commission on September 1, 1995 (the "Sierra 10-K/A").

  2. Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 1995 filed with the Commission on May 12, 1995.

  3. Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 1995 filed with the Commission on August 14, 1995.

  4. Current Report on Form 8-K filed with the Commission on March 2, 1995.

  5. Current Report on Form 8-K filed with the Commission on June 21, 1995, as amended on June 22 and July 11, 1995.

  6. Sierra's definitive Joint Proxy Statement/Prospectus dated September 19, 1995 for the Special Meeting of Shareholders to be held October 24, 1995.

  7. All other reports filed by Sierra pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year ended December 31, 1994.

  8. The description of the Sierra Common Stock contained in the Registration Statement of Sierra on Form 8-A filed pursuant to the Exchange Act on March 31, 1994, and effective on April 14, 1994.

  9. The description of certain rights attaching to the Sierra Common Stock to purchase Series A Junior Participating Preferred Stock contained in the Registration Statement of Sierra on Form 8-A filed pursuant to the Exchange Act on July 1, 1994.

  All reports and other documents filed by Sierra after the date of this Prospectus pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act and prior to the termination of this offering shall be deemed to be incorporated by reference herein and to be a part hereof.

  Statements contained in this Prospectus as to the contents of any contract or document are not necessarily complete and in each instance such statements are qualified in their entirety by reference to the copy of such contract or other document filed as an exhibit to the Registration Statement or incorporated by reference therein. Any statement contained in a document incorporated or deemed to be incorporated in this Prospectus by reference shall be deemed to be modified or superseded for the purpose of this Prospectus to the extent that a statement contained in this Prospectus or in any other subsequently filed document which also is or is deemed to be incorporated in this Prospectus by reference modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

  THIS PROSPECTUS INCORPORATES DOCUMENTS BY REFERENCE WHICH ARE NOT PRESENTED HEREIN OR DELIVERED HEREWITH. THESE DOCUMENTS ARE AVAILABLE UPON REQUEST FROM SIERRA, P.O. BOX 15645, LAS VEGAS, NEVADA 89114-5645, ATTENTION: SECRETARY,
TELEPHONE: (702) 242-7189.

                                  THE COMPANY

  Sierra is a managed health care company that provides and administers the delivery of comprehensive health care programs with an emphasis on quality care and cost management. Sierra's strategy has been to develop and offer a portfolio of managed health care products to employer groups and individuals. Sierra's broad range of managed health care services is provided through its federally qualified health maintenance organization in Nevada, an HMO in Houston, Texas in which Sierra has a 50% ownership interest, managed indemnity plans, a third-party administrative services program for employer-funded health benefit plans and workers' compensation medical management programs. Ancillary products and services that complement Sierra's managed health care product lines are also offered.

  Sierra's primary types of insurance coverage are two HMO plans and a managed indemnity plan, which includes a PPO option. In 1994, Sierra enhanced its product line by introducing the first HMO Point of Service plan in Nevada. This new product allows members to choose one of the above coverage options when medical services are required instead of one plan for the entire year. As of August 1, 1995 the POS membership was approximately 32,000 in Southern Nevada or approximately 24% of Sierra's total HMO membership. This POS plan is also available in its Texas HMO.

  Sierra, a Nevada corporation, has principal executive offices at 2724 North Tenaya Way, Las Vegas, Nevada 89128 and its telephone number is (702) 242-7000.

                      ACQUISITION OF CII FINANCIAL, INC.

  Sierra and CII have furnished the Joint Proxy Statement/Prospectus dated September 19, 1995 to their respective shareholders in connection with the solicitation of proxies by their respective Boards of Directors for use at their respective special meetings of shareholders to be held on October 24, 1995 relating to the Merger. Under the terms of the Merger Agreement, Health Acquisition Corp., a wholly-owned subsidiary of Sierra, will be merged with and into CII which thereupon will become a wholly-owned subsidiary of Sierra. In connection with the Merger, each outstanding share of CII's common stock will be converted into 0.37 of a share of Sierra Common Stock (the "Exchange Ratio"). Additionally, at the effective time of the Merger, each outstanding option to purchase shares of CII's common stock issued pursuant to CII's stock option plans will be assumed by Sierra and will constitute an option to acquire the same number of shares of Sierra Common Stock into which such shares would have been converted pursuant to the Merger had such options been exercised immediately prior to the effective time.

  At the effective time of the Merger, the CII Debentures will no longer be convertible into CII's common stock and will be convertible into Sierra Common Stock at a conversion price adjusted according to the Exchange Ratio, currently $59.097 per share. Sierra is entering into a supplemental indenture with respect to the CII Debentures providing that the CII Debentures will be so convertible into Sierra Common Stock. Sierra will not otherwise assume CII's obligations under the CII Debentures and will not guarantee the payment of principal, interest or any premium thereon. The CII Debentures are currently listed on the American Stock Exchange, but Sierra anticipates that CII will delist the CII Debentures after the Merger. Currently, the CII Debentures are registered under the Exchange Act, but Sierra anticipates that CII will seek to deregister them after the Merger since it is anticipated that there will be fewer than three hundred holders of the CII Debentures. Therefore, after the Merger, CII will not be required to comply with the periodic reporting requirements of the Exchange Act. Sierra will continue to comply with its periodic reporting obligations under the Exchange Act.

                                USE OF PROCEEDS

  This Prospectus relates to shares of Sierra Common Stock issuable, after the Merger, upon conversion of the CII Debentures. There will be no cash proceeds to Sierra from such conversions.

                             PLAN OF DISTRIBUTION

  The Sierra Common Stock covered by this Prospectus will be issued from time to time by Sierra upon conversion of the CII Debentures after the effective time of the Merger.

                         DESCRIPTION OF CAPITAL STOCK

GENERAL

  The authorized capital stock of Sierra consists of 1,000,000 shares of Series A Junior Participating Preferred Shares, par value $0.01 per share ("Series A Preferred Shares"), and 40,000,000 shares of Sierra Common Stock, par value $0.005 per share. As of September 11, 1995, there were 14,812,613 shares of Sierra Common Stock issued and outstanding (excluding treasury shares). No Series A Preferred Shares are issued and outstanding.

COMMON STOCK

  Holders of Sierra Common Stock are entitled to one vote per share held of record on matters to be voted upon by the shareholders, except in the case of an election of directors where cumulative voting is invoked.

  Holders of Sierra Common Stock are entitled to receive dividends out of funds legally available for distribution when and if declared by the Board of Directors and to share ratably in the assets of Sierra legally available for distribution to its stockholders in the event of liquidation, dissolution or winding-up of Sierra, subject to preferences that may be applicable to any shares of Sierra's preferred stock then outstanding.

  Pursuant to Sierra's Shareholder Rights Plan, as described below, one right is attached to each share of Sierra Common Stock, entitling the holder to purchase one one-hundredth of a Series A Preferred Share upon the occurrence of certain events.

  Holders of Sierra Common Stock have no subscription, redemption or conversion rights. Because the Sierra Common Stock is registered under Section 12 of the Exchange Act, under Nevada law holders have no preemptive rights to acquire unissued shares, treasury shares or securities convertible into such shares.

PREFERRED STOCK

  The Board is authorized to provide for the issuance of preferred stock in one or more series and to fix the rights, preferences, privileges and restrictions thereof. Pursuant to such authority and in connection with Sierra's Shareholder Rights Plan described below, Sierra has authorized the issuance of Series A Preferred Shares. Each one one-hundredth of a Series A Preferred Share (a "Preferred Share Fraction") carries voting and dividend rights that are intended to produce the equivalent of one share of Sierra Common Stock. The voting and dividend rights of the Series A Preferred Shares are subject to adjustment in the event of dividends, subdivisions and combinations with respect to the Sierra Common Stock. Holders of Series A Preferred Shares are not entitled to any preemptive rights.

  The rights of holders of Sierra Common Stock will be subject to, and may be adversely affected by, the terms of any Series A Preferred Shares that may be issued in connection with Sierra's Shareholder Rights Plan described below. The issuance of Series A Preferred Shares may have the effect of delaying, deferring or preventing a change of control of Sierra without further action by the stockholders and may discourage bids for the Sierra Common Stock at a premium over the market price. In addition, the issuance of Series A Preferred Shares could adversely affect the voting rights of holders of Sierra Common Stock. Under certain circumstances, the issuance of Series A Preferred Shares could adversely affect the market price of the Sierra Common Stock. Sierra is not aware of any threatened transaction to obtain control of Sierra.

SHAREHOLDER RIGHTS PLAN

  On June 14, 1994, the Board of Directors of Sierra authorized and declared a dividend distribution of one right (a "Right") for each share of Sierra Common Stock. The Rights were distributed to the holders of record of Sierra Common Stock as of the close of business on June 30, 1994. Each Right entitles the registered holder to purchase from Sierra a unit (a "Unit") consisting of one one-hundredth of a Series A Preferred Share, or a combination of securities and assets of equivalent value, at a purchase price of $100.00 per Unit, subject to adjustment. The detailed terms and conditions of the Rights are set forth in the Rights Agreement by and between Sierra and Continental Stock Transfer & Trust Company, as Rights Agent, filed as an exhibit to Sierra's Registration Statement on Form 8-A as filed with the Commission on July 1, 1994 and effective on September 19, 1994. See "Incorporation of Certain Information by Reference."

  The Rights have certain anti-takeover effects. The Rights will cause substantial dilution to a person or group that attempts to acquire Sierra on terms not approved by Sierra's Board of Directors, except pursuant to an offer conditioned on a substantial number of Rights being acquired. The Rights should not interfere with any merger or other business combination approved by the Board of Directors since the Rights may be redeemed by Sierra at a price of $.02 per Right prior to the time that a person or group has acquired beneficial ownership of 20% or more of the Sierra Common Stock.

NEW YORK STOCK EXCHANGE LISTING

  Sierra's Common Stock is listed on the New York Stock Exchange.

TRANSFER AGENT

  Continental Stock Transfer & Trust Company is the transfer agent and registrar for Sierra's Common Stock.

                         CONVERSION OF CII DEBENTURES

  The CII Debentures were issued under the Indenture, dated as of September 15, 1991 (the "Indenture"), between CII and Chemical Trust Company of California, as successor to Manufacturers Hanover Trust Company, as Trustee (the "Trustee"). Sierra and the Trustee will enter into an indenture supplemental providing that, upon the effectiveness of the Merger, the CII Debentures will become convertible into Sierra Common Stock, instead of CII Common Stock, at an initial conversion price of $59.097 per share, subject to adjustment as described below. Capitalized terms used but not defined herein have the meanings ascribed to them in the Indenture.

  The CII Debentures are subordinated and subject, to the extent and in the manner set forth in the Indenture, to the prior payment in full of all Senior Indebtedness. At September 30, 1995, CII had $7,000,000 of Senior Indebtedness outstanding. Additionally, the CII Debentures are redeemable upon not less than 25 nor more than 60 days' notice by mail at any time, in whole or in part, at the election of CII at the Redemption Prices set forth in the Indenture together with accrued interest.

  The CII Debentures will be convertible after the Merger only into Sierra Common Stock. The CII Debentures will be so convertible at any time prior to redemption, repurchase or maturity initially at the conversion price stated on the cover page of this Prospectus. The right to convert CII Debentures called for redemption or to be repurchased will terminate at the close of business on the Redemption Date or the Repurchase Date, as the case may be, and will be lost if not exercised prior to that time. The CII Debentures are convertible at the office of the Trustee maintained for such purpose in Los Angeles, California or New York, New York.

  The conversion price will be subject to adjustment in certain events, including: (i) the issuance of Sierra Common Stock as a dividend or as a distribution on the Sierra Common Stock; (ii) the issuance to all holders of Sierra Common Stock of certain rights or warrants entitling them to subscribe for Sierra Common Stock at less than the then current market price per share;
(iii) subdivisions and combinations of the Sierra Common Stock; (iv) the distribution to all holders of Sierra Common Stock of debt securities, shares of any class of capital stock, cash or assets (including securities, but excluding any rights or warrants referred to above, excluding any dividend or distribution paid exclusively in cash and excluding any dividend or distribution in Sierra Common Stock); (v) the distribution to all holders of Sierra Common Stock of cash (excluding any cash that is distributed as part of a distribution referred to above) in an aggregate amount that, together with the aggregate amount of certain other distributions, exceeds 10% of the product of the current market price per share of the Sierra Common Stock on the date fixed for shareholders entitled to receive such distribution and the number of shares of Sierra Common Stock outstanding on such date; and (vi) tender offers made by Sierra or any Subsidiary for all or any portion of the Sierra Common Stock involving an aggregate consideration having a fair market value on the last time (the "Expiration Time") tenders may be made pursuant to such tender offer that, together with the aggregate amount of certain other distributions, exceeds 5% of the product of the current market price per share of the Sierra Common Stock on the Expiration Time and the number of shares of Sierra Common Stock outstanding (including any tendered shares) on the Expiration Time. In addition to the foregoing adjustments, Sierra will be permitted to make such reductions in the conversion price as it considers to be advisable in order that any event treated for Federal income tax purposes as a dividend of stock or stock rights will not be taxable to the recipients. Sierra is not required to make adjustments in the conversion price of less than 1% of such price, but any adjustment that would otherwise be required to be made will be taken into account in the computation of any subsequent adjustment. In the case of certain consolidations or mergers to which Sierra is a party or the transfer of substantially all of the assets of Sierra, each CII Debenture then outstanding would, without the consent of any Holders of CII Debentures, become convertible only into the kind and amount of securities, cash and other property receivable upon the consolidation, merger or transfer by a Holder of the number of shares of Sierra Common Stock into which such Debenture might have been converted immediately prior to such consolidation, merger or transfer (assuming such holder of Sierra Common Stock failed to exercise any rights of election and received per share the kind and amount received per share by a plurality of the non-electing shares). Other than as set forth above, the conversion price is not subject to adjustment in the event of the sale of the Sierra Common Stock at less than market value. If any such sale negatively affects the market price for the Sierra Common Stock, the value of the CII Debentures may also be adversely affected.

  Fractional shares of Sierra Common Stock will not be issued upon conversion and, in lieu thereof, Sierra will pay a cash adjustment based upon market price. The Holders of CII Debentures at the close of business on a record date will be entitled to receive the interest payable on the CII Debentures on the corresponding Interest Payment Date notwithstanding the subsequent conversion thereof or CII's default in payment of the interest due on such Interest Payment Date, subject to certain provisions applicable to defaulted interest. No payment or adjustment will be made upon conversion for interest accrued on the CII Debentures or for dividends on the Sierra Common Stock issued on conversion. Therefore, CII Debentures surrendered for conversion during the period from the close of business on any record date to the opening of business on the corresponding Interest Payment Date (except CII Debentures called for redemption, or to be repurchased, on such Interest Payment Date or on a Redemption Date or a Repurchase Date within such period) must be accompanied by payment of an amount equal to the interest payable on the Interest Payment Date. The Holder of CII Debentures on a record date who converts CII Debentures on an Interest Payment Date will receive the interest and need not include a payment for any such interest upon surrender of CII Debentures for conversion.

                            VALIDITY OF SECURITIES

  The validity of the issuance of the shares Sierra Common Stock offered hereby will be passed upon by Morgan, Lewis & Bockius LLP, Los Angeles, California.

                                    EXPERTS

  The Consolidated Financial Statements of Sierra Health Services, Inc. as of December 31, 1994 and 1993 and for each of the three years in the period ended December 31, 1994 incorporated in this Prospectus by reference from the Sierra 10-K/A have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report, which is incorporated herein by reference and has been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

  The Consolidated Financial Statements of CII Financial, Inc. as of December 31, 1994 and 1993 and for each of the three years in the period ended December 31, 1994 incorporated in this Prospectus by reference from CII Financial, Inc.'s Annual Report on Form 10-K for the fiscal year ended December 31, 1994, as amended on Form 10-K/A, and the Restated Consolidated Financial Statements of CII Financial, Inc. as of December 31, 1994 and 1993 and for each of the three years in the period ended December 31, 1994 as restated to conform to the presentation of the unaudited interim financial information of CII Financial, Inc. as of June 30, 1995 have been audited by BDO Seidman, LLP, Independent Certified Public Accountants as stated in their reports. These reports are either incorporated herein by reference and have been so incorporated by reference in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

                                    PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

  The following table sets forth the expenses to be borne by the registrant in connection with the offering described in this Registration Statement. All of such amounts are estimated except for the SEC Registration Fee and the New York Stock Exchange additional listing fee.

   SEC Registration Fee........................................ Previously Paid
   New York Stock Exchange Additional Listing Fee.............. Previously Paid
   Printing and Engraving Costs................................ $      5,000.00
   Blue Sky Fees and Expenses..................................        4,000.00
   Legal Fees and Expenses.....................................       10,000.00
   Accounting Fees and Expenses................................        5,000.00
   Miscellaneous...............................................        1,000.00
                                                                ---------------
   Total....................................................... $     25,000.00
                                                                ===============

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

  Section 78.751 of the Nevada Domestic and Foreign Corporation Law and
Article VII of the registrant's By-laws provide for the indemnification under certain conditions of directors, officers, employees and agents acting in their official capacities.

  The registrant has not entered into separate indemnification agreements with any of its officers or directors.

  The registrant has purchased directors' and officers' liability insurance insuring the registrant's officers and directors against certain liabilities and expenses incurred by such persons in such capacities.

ITEM 16. EXHIBITS

 EXHIBIT
 NUMBER                                DESCRIPTION
 -------                               -----------
   *2.1  Agreement and Plan of Merger, dated as of June 12, 1995, among the registrant, Health Acquisition Corp. and CII Financial, Inc.
    3.1  Articles of Incorporation, together with amendments thereto to date, incorporated by reference to Exhibit 3 to the registrant's Annual
         Report on Form 10-K for the fiscal year ended December 31, 1990.
    3.2  Certificate of Division of Shares into Smaller Denominations of the registrant, incorporated by reference to the registrant's Annual
         Report on Form 10-K for the fiscal year ended December 31, 1992.
    3.3  Amended and Restated By-laws of the registrant, incorporated by reference to Exhibit 3.3 to the registrant's Annual Report on Form 10-
         K/A for the fiscal year ended December 31, 1994.
    3.4  Rights Agreement, dated as of June 14, 1994, between the registrant and Continental Stock Transfer & Trust Company, incorporated by reference to Exhibit 1 to the registrant's Registration Statement on
         Form 8-A effective September 19, 1994 (File No. 1-8865).
    4.1  Specimen Common Stock Certificate, incorporated by reference to
         Exhibit 4(e) to the registrant's Registration Statement on Form S-8 as filed and effective on August 5, 1994 (Reg. No. 33-82474).
   *4.2  Indenture, dated as of September 15, 1991, between CII Financial,
         Inc., and Chemical Trust Company of California, as successor to
         Manufacturers Hanover Trust Company, as Trustee.
  **4.3  Form of Indenture Supplemental, dated as of October 31, 1995, among the registrant, CII Financial, Inc. and Chemical Trust Company of
         California.
   *5.1  Opinion of Morgan, Lewis & Bockius.
   23.1  Consent of Deloitte & Touche LLP.
   23.2  Consent of BDO Seidman, LLP.
  *23.3  Consent of Morgan, Lewis & Bockius LLP (included in Exhibit 5.1).
  *24.1  Power of Attorney.
  *25.1  Statement of Eligibility of Chemical Trust Company of California on
         Form T-1.

--------

 * Previously filed.

** Revised version of exhibit previously filed.

ITEM 17. UNDERTAKINGS

  (A) The undersigned hereby undertakes:

    (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

      (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

      (ii) To reflect in the Prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

      (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

  provided, however that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Company pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

    (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

    (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

  (B) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  (C) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

  (D) The undersigned registrant hereby undertakes that:

    (i) For the purpose of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or
  (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

    (ii) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                  SIGNATURES

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT CERTIFIED THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS ALL OF THE REQUIREMENTS FOR FILING ON FORM S-3 AND HAS DULY CAUSED THIS POST-EFFECTIVE AMENDMENT NO. 2 TO THE REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF LAS VEGAS, STATE OF NEVADA, ON THE 30TH DAY OF OCTOBER, 1995.

                                          SIERRA HEALTH SERVICES, INC.

                                          By /s/ Anthony M. Marlon, M.D.
                                             __________________________________
                                                 Anthony M. Marlon, M.D.
                                                 Chief Executive Officer

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED.

             SIGNATURE                 CAPACITY IN WHICH SIGNED           DATE
             ---------                 ------------------------           ----

/s/ Anthony M. Marlon, M.D.          Chief Executive Officer and    October 30, 1995
____________________________________ Chairman of the Board
   Anthony M. Marlon, M.D.           (Principal Executive
                                     Officer)

                 *                   Vice President of Finance,     October 30, 1995
____________________________________ Chief Financial Officer, and
           James L. Starr            Treasurer (Principal
                                     Financial and Accounting
                                     Officer)

                                     Director
____________________________________
         Thomas Y. Hartley

                 *                   Director                       October 30, 1995
____________________________________
         Erin E. MacDonald

                 *                   Director                       October 30, 1995
____________________________________
         William J. Raggio

                 *                   Director                       October 30, 1995
____________________________________
          Charles L. Ruthe

*By /s/ Anthony M. Marlon, M.D.
  ____________________________
      Anthony M. Marlon, M.D.
        As Attorney-in-Fact

                                 EXHIBIT INDEX

  EXHIBIT                                    DESCRIPTION                                   SEQUENTIALLY
    NO.                                      -----------                                  NUMBERED PAGE
  -------                                                                                 -------------
   *2.1      Agreement and Plan of Merger, dated as of June 12, 1995, among the registrant, Health Acquisition Corp. and CII Financial, Inc.
    3.1      Articles of Incorporation, together with amendments thereto to date, incorporated by reference to Exhibit 3 to the registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1990.
    3.2      Certificate of Division of Shares into Smaller Denominations of the registrant, incorporated by reference to Exhibit 3.3 to the registrant's
             Annual Report on Form 10-K for the fiscal year ended December 31, 1992.
    3.3      Amended and Restated By-laws of the registrant, incorporated by reference to Exhibit 3.3 to the registrant's Annual Report on Form 10-K/A for the fiscal year ended December 31, 1994.
    3.4      Rights Agreement, dated as of June 14, 1994, between the registrant and
             Continental Stock Transfer & Trust Company, incorporated by reference to
             Exhibit 11 to the registrant's Registration Statement on Form 8-A effective September 19, 1994 (File No. 1-8865).
    4.1      Specimen Common Stock Certificate, incorporated by reference to Exhibit
             4(e) to the registrant's Registration Statement on Form S-8 as filed and effective on August 5, 1994 (Reg. No. 33-82474).
   *4.2      Indenture, dated as of September 15, 1991, between CII Financial, Inc., and Chemical Trust Company of California, as successor to Manufacturers
             Hanover Trust Company, as Trustee.
  **4.3      Form of Indenture Supplemental, dated as of October 31, 1995, among the registrant, CII Financial, Inc. and Chemical Trust Company of California.
   *5.1      Opinion of Morgan, Lewis & Bockius.
   23.1      Consent of Deloitte & Touche LLP.
   23.2      Consent of BDO Seidman, LLP.
  *23.3      Consent of Morgan, Lewis & Bockius LLP (included in Exhibit 5.1).
  *24.1      Power of Attorney.
  *25.1      Statement of Eligibility of Chemical Trust Company of California on Form
             T-1.

-------

 * Previously filed.

** Revised version of exhibit previously filed.